Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus (File No. 333-208718) dated February 2, 2016 of our report dated February 2, 2016, with respect to the consolidated financial statements of Cancer Prevention Pharmaceuticals, Inc. and Subsidiaries for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in this Prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

February 2, 2016